Exhibit 23

     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intergraph Corporation
Amended and Restated 2002 Stock Option Plan of our report dated January 31, 2002, with respect to the consolidated financial statements and schedules of Intergraph Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP

Birmingham, Alabama
October 28, 2002